Exhibit 99.1

For More Information:

Investor Contact:	Press Contact:

Karen Blasing	Matt Keowen
Nuance	Nuance
(650) 847-0000	(650) 847-0000
kblasing@nuance.com	mkeowen@nuance.com

NUANCE REPORTS SECOND QUARTER 2005 RESULTS

MENLO PARK, Calif—August 9, 2005 — Nuance (Nasdaq:NUAN) today announced results for the quarter ended June 30, 2005. Total revenue for the quarter was $11.3 million, as compared to $14.4 million in the second quarter of 2004, and $11.8 million in the first quarter of 2005.

“During the quarter, we continued to aggressively market voice automation and sell a range of Nuance products and services. We also made progress towards completing our merger with ScanSoft,” said Charles Berger, president and CEO of Nuance. “Revenue was down in the second quarter due, in substantial part, to customer uncertainties related to the merger. We believe this is a short-term phenomenon, and that the new combined company will be better positioned to help realize the potential for the industry.”

The net loss for the second quarter of 2005 was $6.7 million or $0.18 net loss per share, as compared to the second quarter 2004 loss of $1.6 million, or $0.05 net loss per share, and a $4.6 million loss or $0.13 net loss per share in the first quarter of 2005. In the second quarter of 2005, the company had $2.6 million of merger-related expenses.

Customer Wins

Leading organizations from around the world continue to turn to Nuance for phone self-service solutions that improve the customer experience and reduce costs.

During the second quarter, Yell Group PLC — one of the largest online and offline directory operators in the world — announced that it chose the Nuance Voice Platform™ as the basis of its voice-enabled customer service systems. Additionally, Yellow Pages Group Co. announced that it chose Nuance technology and Call Genie Inc. to create a completely new type of directory assistance. Known as HelloYellow™, this new service is the industry’s first interactive, voice-enabled offering that provides consumers with telephone access to the most popular categories associated with Yellow Pages Group Co.’s print and online directories.

Other customers that contributed revenue in the quarter included Alaska Airlines and Horizon Air, SunTrust Banks, Inc., and TELUS. Contracts with these companies and others were won directly by Nuance and through its resellers, including Edify, Intervoice, and Syntellect.

Continuing Innovation

In the quarter the company announced the release of Nuance Voice Creation Tools. When used in tandem with Nuance’s Vocalizer™ 4.0 text-to-speech engine, these unique tools reduce the time and cost of a potentially complex task — custom text-to-speech voice development — making it manageable for partners, as well as large customers needing multiple custom voices. Nuance is currently the only vendor making custom voice tools available.

About Nuance

In an era where a focus on the customer is essential to business success, Nuance provides leading companies with voice-automation solutions that enable both an outstanding customer experience and corporate cost efficiency. Nuance is a leader in the voice automation market, providing software and solutions to more than 1,000 companies worldwide. Clients include Avon, British Airways, Nomura Securities, OnStar, Sprint PCS, United Parcel Service, Vodafone and Wells Fargo. Nuance (Nasdaq:NUAN) is headquartered in Menlo Park, Calif., and has offices around the world. For more information, visit www.nuance.com or call 1-888-NUANCE-8.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ADDITIONAL INFORMATION AND WHERE TO FIND IT

ScanSoft Inc. has filed with the SEC a Registration Statement on Form S-4 (Reg. No. 333-125496) containing a definitive Joint Proxy Statement/Prospectus regarding the proposed merger with Nuance. Investors and security holders are urged to carefully read the Registration Statement and the definitive Joint Proxy Statement/Prospectus, as it contains important information about ScanSoft, Nuance, the proposed transaction and related matters, including notices of the Special Meeting of Stockholders of each of ScanSoft and Nuance to be held August 31, 2005. Investors and security holders may obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus, and other documents filed with the SEC by ScanSoft and Nuance, through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000 or from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000.

Nuance and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Nuance’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nuance by contacting Nuance Investor Relations at (650) 847-0000. The Nuance 2005 Annual Meeting has been postponed, pending the closing of the proposed transaction.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including, for example, those relating to the revenue of Nuance and to customer benefits attainable by using Nuance’s voice automation products and services. There is no assurance that the results contemplated or implied by any forward-looking statements will be realized. The following factors, risks and uncertainties, among others, could cause actual results to differ materially from those contemplated by this press release’s forward-looking statements: the ability of Nuance Voice Creation Tools to reduce the time and costs involved in custom text-to-speech development; the ability of ScanSoft and Nuance to consummate the proposed transaction; Nuance’s ability to produce additional demand for voice solutions in key world markets; and other factors described in Nuance’s filings with the Securities and Exchange Commission, including in Nuance’s last-filed Form 10-Q and the Joint Proxy Statement/Prospectus described above. Nuance does not undertake to update any oral or written forward-looking statements that may be made by or on behalf of Nuance.

Nuance and Nuance Vocalizer are registered trademarks or trademarks of Nuance Communications, Inc. All other trademarks are property of their respective owners.

Nuance Communications, Inc.

Condensed Consolidated Balance Sheet

(In Thousands, Except Share and Per Share Amounts)

(UNAUDITED)

	June 30, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$71,585	$53,583
Short-term investments	15,076	37,493
Accounts receivables, net	6,830	13,953
Prepaid expenses and other current assets	4,568	3,839

Total current assets	98,059	108,868
Property and equipment, net	3,848	4,059
Long-term note receivable	—	5,005
Intangible assets, net	374	580
Restricted cash	11,398	11,109
Deferred income taxes	390	398
Other assets	221	238

Total assets	$114,290	$130,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,382	$1,328
Accrued liabilities	6,902	8,067
Merger expenses payable	2,301	—
Restructuring reserves	10,322	10,203
Current deferred revenue	5,904	8,157

Total current liabilities	26,811	27,755
Long-term deferred revenue	457	544
Long-term restructuring reserve	47,774	52,705
Other long-term liabilities	38	37

Total liabilities	75,080	81,041

Stockholders’ equity	39,210	49,216

Total liabilities and stockholders’ equity	$114,290	$130,257

Nuance Communications, Inc.

Condensed Consolidated Statement of Operations

(In Thousands, Except Per Share Amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
License	$4,541	$7,169	$8,704	$12,672
Service	2,605	3,412	6,239	6,974
Maintenance	4,111	3,812	8,115	7,449

Total revenue	11,257	14,393	23,058	27,095

Cost of revenue:
License	107	140	195	228
Service	3,263	2,254	6,381	4,851
Maintenance	619	683	1,271	1,391

Total cost of revenue	3,989	3,077	7,847	6,470

Gross profit	7,268	11,316	15,211	20,625

Operating expenses:
Sales and marketing	6,796	7,331	13,738	13,520
Research and development	3,006	3,562	6,198	7,732
General and administrative	2,264	2,345	5,415	4,274
Merger expenses	2,602	—	2,602	—
Restructuring credits	(47)	—	(98)	(41)

Total operating expenses	14,621	13,238	27,855	25,485

Loss from operations	(7,353)	(1,922)	(12,644)	(4,860)
Interest and other income, net	623	306	1,210	540

Loss before income tax benefit	(6,730)	(1,616)	(11,434)	(4,320)
Income tax benefit	(63)	(20)	(216)	(117)

Net loss	$(6,667)	$(1,596)	$(11,218)	$(4,203)

Basic and diluted net loss per share	$(0.18)	$(0.05)	$(0.31)	$(0.12)

Shares used to compute basic and diluted net loss per share	36,435	35,386	36,278	35,226